COPYTRACK

COPYTRACK's crawling technology and image AI enables the global monitoring of images, brands and products for agencies, brands, publishers & influencers to monetize them.


COPYTRACK
TECHNOLOGIES

Invest

$99 minimum investment

DEADLINE: February 1, 2023
in 2 months

SHARE PRICE
$1.80

TOTAL RAISED
$0

VALUATION
$16,200,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Marcus Schmitt started Copytrack GmbH in 2016 as a German company in the legal tech sector with a focus on copyright enforcement. Within only two years, Copytrack GmbH became one of the leading providers in this industry globally. COPYTRACK Technologies Inc. provides global image monitoring technology to track the distribution and illegal image use as well as product piracy for brands, agencies, publishers, photographers, and influencers.

This is a multi-billion dollar market.

With our legal-tech branch Copytrack GmbH in Germany we have a successful track record with a $15 million claim volume per year.

COPYTRACK Technologies Inc. takes a much broader approach as a pure technology provider, for three different multibillion markets that all have one thing in common: Images / Media.

- Global Brand & Product Monitoring
- Marketing & Influencer Monitoring
- Use of unlicensed media

The goal of COPYTRACK Technologies Inc. is to be the leading technology provider in this industry. To achieve results very quickly, we plan to do this through in-house development but also through the purchase of technology.

PROBLEM

Online image use is completely uncontrolled, making 85% illegal & the damage from counterfeit products reach $500 billion annually.

Every day, over 3 billion images are uploaded and shared on the Internet, 85% of which are used without a proper license.

The damage caused by counterfeit products exceeds 450 billion euros per year. Influencers & marketing agencies have no idea where their own images are spreading on the Internet.


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lechengg.com
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binxing Lu
DongGuan wangjian
DONGGUAN, 523000
CHINA
180.00 €
Found at:
2020-02-01 04:22:52
Online since at least:
2019-09-08 12:00:00
Page:
/csfg/
Image:
/upfile/201908/20190809721448 81.jpg
Imagename:
Main_Header_150dpi-1630x600.jpg
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SOLUTION

COPYTRACK Technologies Inc.'s technology allows the monitoring of image usage worldwide.

These include several image crawling systems that currently perform 350,000,000 web page visits per month and fill a 25 TB repository of results.

Also, an image-matching AI with a 97.8% accuracy, regardless of whether the image has been altered, distorted, or integrated into an overall image. This currently compares over 240,000,000 images per month for matching.

Copytrack GmbH in Germany already uses this powerful technology - here, many millions of images are checked daily for copyright infringements.



COPYRIGHT TRACKING
24/7 monitoring of global image online use
comprehensive filters & tools
100% automated evidence collection
100% automated settlement portal
global legal enforcement network
...
API
MARKETING MONITORING
BLOG
24/7 monitoring of global image online use
reports for marketing & ad´s distribution
reports for influencer content distribution
100% automated settlement portal
mobile App for social media tracking
COPYTRACK
CORE TECHNOLOGY
High Performance Image Crawler
Image Matching AI
Blockchain based Register
Digital Media Market Place
API
API
BRAND & PRODUCT MONITORING
24/7 brand & product monitoring
comprehensive filters & tools
100% automated evidence collection
automated report generation & export
optional global legal enforcement
...
DIGITAL MEDIA REGISTER
decentral blockchain register for digital assets
register images, NFTs, later any digital assets
integrated monitoring of global online use
electronic KYC, certificates & verifications
optional global legal enforcement
API

SUCCESS TO DATE

COPYTRACK Technologies Inc.'s technology:

- High performance crawler systems crawling up to 350 million Websites / month
- Image matching AI with close to 100% accuracy
- Comparing 186 million images / month

With Copytrack GmbH in Germany which represents the "Copyright Enforcement Business" and is licensing our technology:

- 45,000+ clients
- Processing 12,000+ infringement cases per month
- Processing USD $15+ mio of claim value annually
- Clients from 127 countries

BUSINESS MODEL

COPYTRACK Technologies Inc. runs on a pure SAAS model.

With Copytrack GmbH in Germany, a commission model is successfully implemented, but the core of COPYTRACK Technologies Inc. is licensing of its technology and systems for monitoring and reporting, targeting Brands, IP-lawyers, marketing agencies & influencers in a SAAS model. Copytrack GmbH Germany being the first client to do so with a contract that generates $5,000 - 10,000 / month.



PRICING
FREE - MONTHLY SERVICE & COMMISSION-BASED
FREEMIUM
$0
• 500 images
STARTER
$19
• 2,500 images
• Starter featurs
PRO
$29
• 25 k images
• PRO features
BUSINESS
$69
• 100 k images
• BIZ features
ENTERPRISE
$500-5,000
• No limit
• ALL features
COMMISSION
45 %
OF SUCCESSFUL CASES

MARKET

Of the 3 billion images uploaded and shared on the web every day, 85% are used illegally - that alone is a billion-dollar market. Add to that the market of product piracy, which represents another market of almost $500 billion.



TAM (100%)
TOTAL AVAILABLE MARKET
SAM (10%)
SERVICEABLE AVAILABLE MARKET
SOM (1%)
SERVICEABLE OBTAINABLE MARKET
PROFESSIONAL PHOTOGRAPHERS
75M
7.5M
750 T
AMATEURS & INFLUENCERS
1.2 M
NEW
BLOGGERS
1.0 M
DESIGNERS
20,000
ECOMMERCE**
1,100
AGENCIES
4,000
BRANDS & IP-LAWYERS
5,000
NEW
PUBLISHERS
180

FREQUENTLY ASKED QUESTIONS

How did Copytrack get started?

Copytrack GmbH started in Germany in 2016 as a copyright case tracking and enforcement company. COPYTRACK Technologies Inc. in the USA focuses on the development of various technologies for monitoring images & media content especially with regard to new Web3 expressions such as Metaverse & NFTs and licensing them to other business partners.

Why did you choose this idea?

Even before Copytrack, I had a legal-tech company and then I thought about where there was a big deficit of control over assets online and came up with images or media - a constantly growing market.

Why is your team uniquely qualified to solve this problem?

We have been working exclusively in the field of image monitoring and media tracking for the past 7 years and have established a leading position in this field worldwide. This means that the entire focus of our development teams is on it.

How does the image search work?

We use several state-of-the-art technologies for our Reverse Image Search, such as Artificial Intelligence and Big Data. Our image-matching software not only uses the metadata of a photo but also compares the images at the pixel & vector level. This enables us to find even modified images.

For which type of images can I use the Copytrack service?

For our search, it doesn't matter what kind of image it is - a photo, a graphic, a drawing, or now a highly interesting area - an NFT or graphic content of the Metaverse.

How fast could I get results?

Once you have uploaded images, the search starts automatically. The first results are available within a few hours. Depending on the contract, the entire image inventory of a client is searched bi-weekly or monthly completely.

In which countries is Copytrack's service offered?

Copytracks service is basically offered globally - currently we have customers from 127 countries. However, our systems are also able to target the search to specific countries or destinations.

Why do you want to expand to the US?

North America represents about 33% of Copytrack GmbH's copyright enforcement business volume - the US alone just under 30% according to the Global Infringement Report 2019. In addition, besides the sheer size of the market, the legal system in the US plays very much in our favor, especially in COPYTRACK Technologies Inc. new business areas. So it is a logical & necessary step for us to be present in the US.

TEAM



Marcus Schmitt
CEO

CEO of COPYTRACK & former CEO and shareholder of Flightright. Serial entrepreneur with +25 years of experience in founding, scaling and management of SMEs and enterprises.



Fabian Stachowiak
COO

The numbers guy is taking care of finance & business intelligence as the basis of all strategic and product decisions. Previously at Lieferando and Vitafy.



Justus Krapp
CTO

More than 15 years of experience as an IT expert & software development. Founder and CTO of "ecocode", a software development agency.

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Compensation for managers	$80,000	7.5%
Legal & Consulting fees	$15,000	1.4%
Marketing	$50,000	4.7%
Technology acquisition	$400,000	37.4%
Technology development	$300,000	28.0%
Sales	$167,569	15.7%
Reimbursable Expenses	$5,000	0.5%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Class A, under registration exemption 4(a)(6), in COPYTRACK Technologies Inc.. This offering must raise at least $10,000 by February 1, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. COPYTRACK may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,594,444 shares
× $1.80 per share

$17,269,999 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

Dec 1, 2022 • Primary offering of 594,444 shares at $1.80

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